UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549

                                  FORM 8-K

                               CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest reported) March 2, 2004

                             SCARAB SYSTEMS, INC.
           (Exact name of registrant as specified in its chapter)

          Colorado                 0-19949                 84-0503749
(State or other jurisdiction     (Commission              (IRS Employer
      of incorporation)          File Number)           Identification No.)

    406-280 Nelson Street, Vancouver, British Columbia V6C 1N5, Canada
                  (Address of principal executive offices)

   Registrant's telephone number, including area code: (604) 688-1075


ITEM 5:  OTHER EVENTS

Scarab Systems, Inc. (the "Company") has closed its private placement of 1,200,000 common shares at $0.10 per share for gross proceeds of $120,000, previously disclosed on February 4, 2004. The proceeds from the private placement will be used for working capital and general corporate purposes.

The shares of common stock issued in connection with the private placement are not registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States unless such securities are registered under the Securities Act or offered in compliance with an applicable exemption from such registration requirements.

In addition, John Allen has resigned as the Chief Financial Officer of the Company to pursue other interests. Thomas E. Mills, the President and Chief Executive Officer of the Company, will assume the responsibilities of Chief Financial Officer effective immediately until such time as a suitable replacement has been engaged.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            SCARAB SYSTEMS, INC.

Date: March 2, 2004         By: /s/  Thomas E. Mills
                            Thomas E. Mills,
                            President, Chief Executive Officer and
                            Chief Financial Officer